Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2017 FOURTH QUARTER AND FULL YEAR

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San Antonio, TX, April 30, 2018 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the fourth quarter and year ended December 31, 2017.

“We continue to invest in our global network of innovative products to help brands more effectively connect with broad audiences and target specific customers,” said Bob Pittman, Chairman and Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “We also continue to expand our digital footprint and programmatic ad-buying offerings, as well as enhance our in-depth data analytics and attribution capabilities, to maximize the reach and value of our out-of-home digital platform.”

Rich Bressler, Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. said: “Consolidated revenue increased in the fourth quarter and was down for the full year. Operating income was down in the fourth quarter and full year. We remain focused on balancing financial discipline with the investments we are making in digital, data, programmatic and attribution to strengthen our business.”

Key Financial Highlights

The Company’s key financial highlights for the fourth quarter of 2017 include:

•	Consolidated revenue increased 0.9%. Consolidated revenue decreased 0.3%, after adjusting for a $26.7 million impact from movements in foreign exchange rates and the $18.2 million impact of the sale of certain businesses.

•	Americas revenues decreased $11.0 million, or 3.2%. Revenues decreased $5.0 million, or 1.5%, after adjusting for a $1.0 million impact from movements in foreign exchange rates and a $7.0 million impact from the sale of our business in Canada.

•	International revenues increased $17.6 million, or 4.7%. Revenues increased $3.1 million, or 0.9%, after adjusting for a $25.7 million impact from movements in foreign exchange rates and a $11.2 million impact from the sale of our business in Australia.

•	Operating income decreased 64.3% to $89.6 million.

•	OIBDAN decreased 11.8%. OIBDAN decreased 12.3%, excluding the impact from movements in foreign exchange rates and the impact of the sale of certain businesses.

The Company’s key financial highlights for 2017 include:

•	Consolidated revenue decreased 3.6%. Consolidated revenue increased 1.2%, after adjusting for a $8.6 million impact from movements in foreign exchange rates and the $135.7 million impact of the markets and businesses sold in 2016.

•	Americas outdoor revenues decreased $22.1 million, or 1.7%. Revenues decreased $7.9 million, or 0.6%, after adjusting for a $3.8 million impact from movements in foreign exchange rates and a $17.9 million impact from the non-strategic markets sold in the first quarter of 2016.

•	International outdoor revenues decreased $75.5 million, or 5.4%. Revenues increased $37.4 million, or 2.9%, after adjusting for a $4.9 million impact from movements in foreign exchange rates and a $117.8 million impact from the sale of our businesses in Turkey in the second quarter of 2016 and Australia in the fourth quarter of 2016.

•	Operating income decreased 63.5% to $232.4 million.

•	OIBDAN decreased 15.3% and decreased 12.1%, excluding the impact from movements in foreign exchange rates and the impact of the markets and businesses sold in 2016.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

Strengthening Americas outdoor and International outdoor digital offerings:

•	Installing 12 new digital billboards during the fourth quarter and 49 over the full year for an end-of-year total of 1,192 across North America, and installing 473 digital displays in the fourth quarter and over 1,600 over the full year in the International markets for an end-of-year total of more than 13,500.

•	Launching Americas outdoors’ first two “Digital Urban Panel” networks in San Francisco – street-level digital ad networks that total 100 dynamic IP addressable HD screens – capable of reaching consumers with mobile insights from pedestrian and vehicular traffic to enable brands and agencies through Clear Channel Outdoor RADAR campaign planning and attribution solutions to target their desired audiences in highly sought-after urban areas.

•	Announcing the 5-year renewal with Long Beach Airport for a state-of-the art media program to help brands engage with 3.8 million passengers annually.

•	Expanding Adshel Live to the West End of London through the installation of New World Payphones. Upon the completion of the roll out, the number of New World Payphones nationally will be 350.

•	Introducing Storm, a premium digital out-of-home network, in the Italian city of Milan, featuring nine high-impact digital billboards positioned in key pedestrian locations and along the city’s major highways to provide advertisers with a creative and flexible solution to build brands.

•	Securing a contract with AdCityMedia to sell advertising on 90 digital screens in shopping malls across Sweden. Clear Channel’s digital network in Sweden currently totals over 600 screens, and will exceed over 800 screens following the fulfillment of existing contracts.

•	Partnering in Finland’s second biggest city - Espoo - with the official supplier, CityBike Finland, to take responsibility for the commercialization of a new urban bicycle network, which will feature digital screens for advertisers to reach and engage audiences in some of the city’s busiest locations.

•	Transforming Oslo Airport with the installation of 56 digital out of home screens in a contract with Avinor that runs to 2024. The new screens will give advertisers a premium channel to reach more than 27 million passengers who pass through the airport annually.

Expanding our reach with new contracts:

•	Renewing Clear Channel France’s partnership with Transdev to operate the advertising on buses in eight major French cities, with the new contract covering two new cities in the region: Niort and Romans-sur-Isère. Clear Channel France also strengthened its position in Ile-de-France, gaining the networks in Chelles and Brunoy. In total, these networks enable advertisers to reach an audience of 3 million people.

Winning leading industry awards:

•	Americas Outdoor won the Ratings-Driven Media Planning Award from the Outdoor Advertising Association of America for its Playstation campaign with Sony Interactive Entertainment America & Kinetic Worldwide. It also won OOH Media Planning Awards for two efficient, strategic plans: a Gold Award for Playstation and a Silver for the 24 Hour Fitness campaign which leveraged CCO RADAR and mobile retargeting solutions.

GAAP Measures by Segment

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2017	2016		2017	2016
Revenue
Americas	$336,359	$347,355	(3.2)%	$1,256,326	$1,278,413	(1.7)%
International	392,772	375,208	4.7%	1,334,939	1,410,471	(5.4)%

Consolidated revenue	$729,131	$722,563	0.9%	$2,591,265	$2,688,884	(3.6)%

Direct Operating and SG&A expenses[1]
Americas	$200,861	$207,026	(3.0)%	$793,580	$795,725	(0.3)%
International	306,268	275,464	11.2%	1,117,822	1,141,535	(2.1)%

Consolidated Direct Operating and SG&A expenses[1]	$507,129	$482,490	5.1%	$1,911,402	$1,937,260	(1.3)%

Operating income
Americas	$83,480	$95,558	(12.6)%	$273,039	$297,034	(8.1)%
International	50,429	60,061	(16.0)%	85,893	116,178	(26.1)%
Corporate[2]	(39,483)	(32,957)	19.8%	(148,738)	(123,148)	20.8%
Impairment charges	(2,568)	—	nm	(4,159)	(7,274)	(42.8)%
Other operating income, net	(2,266)	128,203		26,391	354,688

Consolidated Operating income	$89,592	$250,865	(64.3)%	$232,426	$637,478	(63.5)%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).
[2]	Includes Corporate depreciation and amortization of $1.0 million and $1.5 million for the three months ended December 31, 2017 and 2016, respectively, and $5.1 million and $5.7 million for the years ended December 31, 2017 and 2016, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2017	2016		2017	2016
Revenue excluding movements in foreign exchange
Americas	$335,347	$347,355	(3.5)%	$1,252,568	$1,278,413	(2.0)%
International	367,118	375,208	(2.2)%	1,330,088	1,410,471	(5.7)%

Consolidated revenue excluding movements in foreign exchange	$702,465	$722,563	(2.8)%	$2,582,656	$2,688,884	(4.0)%

Direct Operating and SG&A expenses[1] excluding movements in foreign exchange
Americas	$200,257	$207,026	(3.3)%	$790,593	$795,725	(0.6)%
International	285,927	275,464	3.8%	1,114,093	1,141,535	(2.4)%

Consolidated Direct Operating and SG&A expenses excluding movements in foreign exchange	$486,184	$482,490	0.8%	$1,904,686	$1,937,260	(1.7)%

OIBDAN
Americas	$135,498	$140,329	(3.4)%	$462,746	$482,688	(4.1)%
International	86,504	99,744	(13.3)%	217,117	268,936	(19.3)%
Corporate	(36,028)	(29,336)	22.8%	(134,088)	(107,145)	25.1%

Consolidated OIBDAN	$185,974	$210,737	(11.8)%	$545,775	$644,479	(15.3)%

OIBDAN excluding movements in foreign exchange
Americas	$135,090	$140,329	(3.7)%	$461,975	$482,688	(4.3)%
International	81,191	99,744	(18.6)%	215,995	268,936	(19.7)%
Corporate	(35,527)	(29,336)	21.1%	(135,519)	(107,145)	26.5%

Consolidated OIBDAN excluding movements in foreign exchange	$180,754	$210,737	(14.2)%	$542,451	$644,479	(15.8)%

Revenue excluding effects of foreign exchange and revenue from markets and businesses sold
Americas	$335,347	$340,326	(1.5)%	$1,238,888	$1,246,775	(0.6)%
International	$367,118	$363,996	0.9%	$1,330,088	$1,292,714	2.9%
Consolidated revenue, excluding effects of foreign exchange and revenue from markets and businesses sold	$702,465	$704,322	(0.3)%	$2,568,976	$2,539,489	1.2%
OIBDAN excluding effects of foreign exchange and revenue from markets and businesses sold
Americas	$135,090	$139,141	(2.9)%	$461,880	$480,377	(3.9)%
International	$81,191	$96,361	(15.7)%	$215,995	$244,109	(11.5)%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from markets and businesses sold	$180,754	$206,166	(12.3)%	$542,356	$617,341	(12.1)%

Certain prior period amounts have been reclassified to conform to the 2017 presentation of financial information throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Fourth Quarter 2017 Results

Consolidated

Consolidated revenue increased $6.6 million, or 0.9%, during the fourth quarter of 2017 as compared to the fourth quarter of 2016. Consolidated revenue decreased $1.9 million, or 0.3%, after adjusting for a $26.7 million impact from movements in foreign exchange rates and the $18.2 million impact from the sale of certain businesses.

Consolidated direct operating and SG&A expenses increased $24.6 million, or 5.1%, during the fourth quarter of 2017 as compared to the fourth quarter of 2016. Consolidated direct operating and SG&A expenses increased $17.4 million, or 3.7%, in the fourth quarter, after adjusting for a $20.9 million impact from movements in foreign exchange rates and the $13.7 million impact from the sale of certain businesses.

Consolidated operating income decreased 64.3% to $89.6 million, during the fourth quarter of 2017 as compared to the fourth quarter of 2016, primarily due to the net gain of $127.6 million recognized on the sale of our business in Australia in the fourth quarter of 2016.

The Company’s OIBDAN decreased 11.8% to $186.0 million, during the fourth quarter of 2017 as compared to the fourth quarter of 2016. The Company’s OIBDAN decreased 12.3% in the fourth quarter 2017 compared to the same period of 2016, after adjusting for movements in foreign exchange rates and the impact from the sale of certain businesses.

Included in the 2017 fourth quarter operating income and OIBDAN were $2.8 million of direct operating and SG&A expenses and $0.5 million of Corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, a decrease of $2.8 million compared to such expenses in the prior year.

Americas

Americas revenues decreased $11.0 million, or 3.2%, during the fourth quarter of 2017 as compared to the fourth quarter of 2016. Revenues decreased $5.0 million, or 1.5%, after adjusting for a $1.0 million impact from movements in foreign exchange rates and the $7.0 million impact from the sale of our business in Canada. The decrease in revenue is primarily due to the exchange of outdoor markets in the first quarter of 2017.

Direct operating and SG&A expenses decreased $6.2 million, or 3.0%, during the fourth quarter of 2017 as compared to the fourth quarter of 2016. Direct operating and SG&A expenses decreased $0.9 million, or 0.5%, after adjusting for a $0.6 million impact from movements in foreign exchange rates and the $5.9 million impact from the sale of our business in Canada, primarily driven by utility expense savings, resulting from increased LED light installations, and lower employee costs, partially offset by higher site lease expense.

Operating income decreased 12.6% to $83.5 million during the fourth quarter of 2017 as compared to the fourth quarter of 2016. OIBDAN decreased $4.8 million, or 3.4%. OIBDAN decreased $4.1 million, or 2.9%, during the fourth quarter of 2017, after adjusting for a $0.4 million impact from movements in foreign exchange rates and the $1.2 million impact from the sale of our business in Canada. Operating income and OIBDAN in the fourth quarter of 2017 each included $0.7 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $1.2 million in the 2016 period.

International

International revenues increased $17.6 million, or 4.7%, during the fourth quarter of 2017 as compared to the fourth quarter of 2016. Revenues increased $3.1 million, or 0.9%, after adjusting for a $25.7 million impact from movements in foreign exchange rates and the $11.2 million impact from the sale of our businesses in Australia and Turkey. The increase is primarily due to growth across several markets including China, Spain, Switzerland and Sweden, primarily from new contracts and digital expansion, partially offset by lower revenue in Belgium and Ireland due to the loss of contracts.

Direct operating and SG&A expenses increased $30.8 million, or 11.2%, during the fourth quarter of 2017 as compared to the fourth quarter of 2016. Direct operating and SG&A expenses increased $18.3 million, or 6.8%, after adjusting for a $20.3 million impact from movements in foreign exchange rates and the $7.8 million impact from the sale of our businesses in Australia and Turkey. Direct operating and SG&A expenses increased primarily due to a $10.2 million expense recorded to correct for accounting errors related to the misappropriation of cash identified at our China subsidiary and higher site lease expense in certain countries experiencing revenue growth.

Operating income decreased 16.0% to $50.4 million during the fourth quarter of 2017 as compared to the fourth quarter of 2016. OIBDAN decreased $13.2 million, or 13.3%. OIBDAN decreased $15.2 million, or 15.7%, during the fourth quarter of 2017, after adjusting for a $5.3 million impact from movements in foreign exchange rates and the $3.4 million impact from the sale of our businesses in Australia and Turkey in 2016. Operating income and OIBDAN in the fourth quarter of 2017 each include $2.1 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $3.8 million in the 2016 period.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenues increased $18.1 million to $321.9 million in the fourth quarter of 2017 compared to the same period in 2016. This decrease includes a $23.3 million impact from movements in foreign exchange rates. Excluding the impact from movements in foreign exchange rates and a $11.2 million decrease resulting from the sale of our Australia and Turkey businesses in 2016, CCIBV revenues increased $6.0 million during the fourth quarter of 2017 as compared to the same period in 2016.

CCIBV’s operating income was $25.1 million in the fourth quarter of 2017 compared to operating income of $167.9 million in the same period in 2016, primarily due to the net gain of $127.6 million recognized on the sale of our business in Australia in the fourth quarter of 2016.

Full Year 2017 Results

Consolidated

Consolidated revenue decreased $97.6 million, or 3.6%, during 2017 as compared to 2016. Consolidated revenue increased $29.5 million, or 1.2%, after adjusting for a $8.6 million impact from movements in foreign exchange rates and the $135.7 million impact of markets and businesses sold in 2016.

Consolidated direct operating and SG&A expenses decreased $25.9 million, or 1.3%, during 2017 as compared to 2016. Consolidated direct operating and SG&A expenses increased $76.1 million, or 4.2%, during 2017 as compared to 2016, after adjusting for a $6.7 million impact of movements in foreign exchange rates and the $108.7 million impact of markets and businesses sold in 2016.

Consolidated operating income decreased 63.5% to $232.4 million, during 2017 as compared to 2016, primarily due to the net gain of $278.3 million on sale of nine non-strategic outdoor markets in the first quarter of 2016 and the net gain of $127.6 million on sale on our Australia business in the fourth quarter of 2016, partially offset by the $56.6 million loss, which includes $32.2 million in cumulative translation adjustments, on the sale of our Turkey business in the second quarter of 2016.

The Company’s OIBDAN decreased 15.3% to $545.8 million during 2017 as compared to 2016. After adjusting for the movements in foreign exchange rates and the impact of the sale of markets and businesses, the Company’s OIBDAN decreased 12.1% in 2017 compared to 2016.

Included in the 2017 operating income and OIBDAN were $10.3 million of direct operating and SG&A expenses and $0.9 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, a decrease of $1.8 million compared to such expenses in the prior year.

Americas Outdoor

Americas outdoor revenues decreased $22.1 million, or 1.7%, during 2017 as compared to 2016. Revenues decreased $7.9 million, or 0.6%, after adjusting for a $3.8 million impact from movements in foreign exchange rates and a $17.9 million impact from non-strategic markets sold in the first quarter of 2016. The decrease in revenue is primarily due to the exchange of outdoor markets in the first quarter of 2017.

Direct operating and SG&A expenses decreased $2.1 million, or 0.3%, during 2017 as compared to 2016. Direct operating and SG&A expenses increased $10.6 million, or 1.4%, after adjusting for a $3.0 million impact from movements in foreign exchange rates and the $15.7 million impact from the sale of non-strategic markets during the first quarter 2016. Direct operating and SG&A expenses increased primarily from higher airport and fixed site lease expenses, partially offset by utility expense savings, resulting from increased LED light installations and lower bad debt expense.

Operating income decreased 8.1% to $273.0 million during 2017 as compared to 2016, resulting primarily from the sale of the non-strategic outdoor markets in 2016. OIBDAN decreased $19.9 million, or 4.1%. OIBDAN decreased 3.9% during 2017 as compared to 2016, after adjusting for a $0.8 million impact from movements in foreign exchange rates and the $2.2 million impact from the sale of the non-strategic markets.

International Outdoor

International outdoor revenues decreased $75.5 million, or 5.4%, during 2017 as compared to 2016. Revenues increased $37.4 million, or 2.9%, after adjusting for a $4.9 million impact from movements in foreign exchange rates and the $117.8 million impact from the sale of our businesses in Australia and Turkey in the second and fourth quarters of 2016, respectively. The increase is primarily due to growth across several markets including Spain, the United Kingdom, Switzerland and China, primarily from new contracts and digital expansion.

Direct operating and SG&A expenses decreased $23.7 million, or 2.1%, during 2017 as compared to 2016. Direct operating and SG&A expenses increased $65.5 million, or 6.2%, after adjusting for a $3.7 million impact from movements in foreign exchange rates and the $93.0 million impact from the sale of our businesses in Australia and Turkey in the second and fourth quarters of 2016, respectively. Direct operating and SG&A expenses increased primarily due to higher site lease expense in certain countries experiencing revenue growth and a $9.6 million expense recorded to correct for accounting errors related to the misappropriation of cash identified at our China subsidiary.

Operating income decreased 26.1% to $85.9 million during 2017 as compared to 2016. OIBDAN decreased $51.8 million, or 19.3%. OIBDAN decreased $28.1 million, or 11.5%, during 2017 as compared to 2016, after adjusting for a $1.1 million impact from movements in foreign exchange rates and the $24.8 million impact from the sale of our businesses in Australia and Turkey in the second and fourth quarters of 2016, respectively. Operating income and OIBDAN in 2017 each include $8.2 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $7.3 million in 2016.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenues decreased $86.9 million to $1,081.8 million in 2017 compared to 2016. This decrease includes an $8.2 million impact from movements in foreign exchange rates. Excluding the impact from movements in foreign exchange rates and a $117.8 million decrease resulting from the sale of our Australia and Turkey businesses in 2016, CCIBV revenues increased $22.7 million during 2017 as compared to 2016.

CCIBV’s operating loss was $1.0 million in 2017 compared to operating income of $100.7 million in 2016. This decrease includes a $2.6 million impact from movements in foreign exchange rates. The decrease was primarily due to the net gain of $127.6 million on the sale of our business in Australia in the fourth quarter of 2016, partially offset by the $56.6 million loss, which includes $32.2 million in cumulative translation adjustments, on the sale of our business in Turkey in the second quarter of 2016.

Liquidity and Financial Position

As of December 31, 2017, we had $144.1 million of cash on our balance sheet, including $119.0 million of cash held outside the U.S. by our subsidiaries. For the year ended December 31, 2017, cash provided by operating activities was $147.6 million, cash used for investing activities was $175.9 million, cash used for financing activities was $379.5 million, and there was $10.0 million impact from movements in foreign exchange rates on cash. The net decrease in cash from December 31, 2016 was $397.9 million.

On August 14, 2017, Clear Channel International B.V. (“CCIBV”), our indirect subsidiary, issued $150.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 (the “New CCIBV Notes”). The New CCIBV Notes were issued as additional notes under the indenture governing CCIBV’s existing 8.75% Senior Notes due 2020 and were issued at a premium, which resulted in $156.0 million in proceeds. The New CCIBV Notes mature on December 15, 2020 and bear interest at a rate of 8.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year.

Capital expenditures for the year ended December 31, 2017 were $224.2 million compared to $229.8 million for the same period in 2016.

On February 23, 2017, we paid a special dividend of $282.5 million to our stockholders using a portion of the proceeds from the sales of certain non-strategic U.S. markets and of our Australia business.

On October 5, 2017, we made a demand for repayment of $25.0 million outstanding under the Due from iHeartCommunications Note and simultaneously paid a special cash dividend of $25.0 million. iHeartCommunications received approximately 89.5%, or approximately $22.4 million, of the proceeds of the dividend through its wholly-owned subsidiaries, with the remaining approximately 10.5%, or approximately $2.6 million, of the proceeds of the dividend paid to our public stockholders. On October 31, 2017, we made a demand for repayment of $25.0 million outstanding under the Due from iHeartCommunications Note and simultaneously paid a special cash dividend of $25.0 million. iHeartCommunications received approximately 89.5%, or approximately $22.4 million, of the proceeds of the dividend through its wholly-owned subsidiaries, with the remaining approximately 10.5%, or approximately $2.6 million, of the proceeds of the dividend paid to our public stockholders. On January 24, 2018, we made a demand for repayment of $30.0 million outstanding under the Due from iHeartCommunications Note and simultaneously paid a special cash dividend of $30.0 million. iHeartCommunications received approximately 89.5%, or approximately $26.8 million, of the proceeds of the dividend through its wholly-owned subsidiaries, with the remaining approximately 10.5%, or approximately $3.2 million, of the proceeds of the dividend paid to our public stockholders.

On November 29, 2017, the “Due from iHeartCommunications” note was amended to extend its maturity from December 15, 2017 to May 15, 2019. The note’s interest rate was also amended and increased from 6.5% to 9.3%. Any balance above $1.0 billion continues to accrue interest capped at a rate of 20.0%, while the balance up to $1.0 billion will accrue interest at a rate of 9.3%.

At December 31, 2017, the principal amount outstanding under the Due from iHeartCommunications Note was $1,067.6 million. As a result of the voluntary petition by iHeartMedia, iHeartCommuncations and certain of their subsidiaries for reorganization under Chapter 11 of the United States Bankruptcy Code (the “iHeart Chapter 11 Cases”), CCOH recognized a loss of $855.6 million on the Due from iHeartCommunications Note during the fourth quarter of 2017 to reflect the estimated recoverable amount of the note as of December 31, 2017, based on management’s best estimate of the cash settlement amount. As of December 31, 2017, we had no borrowings under the revolving promissory note to iHeartCommunications.

China Investigation

As previously disclosed, several employees of Clear Media Limited, an indirect, non-wholly-owned subsidiary of the Company whose ordinary shares are listed, but are currently suspended from trading on, the Hong Kong Stock Exchange, are subject to an ongoing police investigation in China for misappropriation of funds. Such misappropriation resulted in discrepancies between actual cash balances and cash amounts included in the Company’s accounting records. Included in Selling, general and administrative expenses and Interest expense is $9.6 million and $1.4 million, respectively, recorded in the fourth quarter of 2017 to correct for the accounting errors resulting from the discrepancies. Such corrections are not considered to be material to the current year or prior year financial statements. Clear Media Limited has conducted additional procedures and processes, including a special investigation by forensic accountants and an external law firm appointed by Clear Media Limited’s board of directors and approved by the CCOH’s Audit Committee, into the misappropriation of funds. During the course of the special investigation, it was discovered that three bank accounts were opened in the name of Clear Media Limited entities, which were not authorized, and certain transactions were recorded therein. These matters have been referred to the police in China for investigation.

The Company advised both the United States Securities and Exchange Commission and the United States Department of Justice of the investigation at Clear Media Limited, and the Company intends to cooperate with both agencies in connection with any investigation that may be conducted in this matter.

In 2017, Clear Media Limited accounted for 9.8% of the Company’s net revenue and 9.9% of its consolidated total assets. Based on information known to date, we believe any contingent liabilities arising from potential misconduct that has been or may be identified by the investigations are not material to the consolidated financial statements of the Company.

The investigation could implicate the books and records, internal controls and anti-bribery provisions of the U.S. Foreign Corrupt Practices Act, which statute and regulations provide for potential monetary penalties as well as criminal and civil sanctions. It is possible that monetary penalties and other sanctions could be assessed on the Company in connection with this matter. The nature and amount of any monetary penalty or other sanctions cannot reasonably be estimated at this time.

As of December 31, 2017, management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). Based on the assessment, we determined that there was a material weakness in internal control over financial reporting with respect to Clear Media Limited. Specifically, falsification of bank statements and other supporting documentation used to complete bank reconciliations, collusion and circumvention of controls enabled an employee of Clear Media Limited to misappropriate $10.2 million over several years and resulted in discrepancies between actual cash balances and cash amounts included in the Company’s accounting records. These discrepancies were identified in January 2018 when the employee surrendered to the police in China and confessed to the misappropriation, and our consolidated financial statements as of and for the year ended December 31, 2017 have been adjusted to accurately reflect the Company’s cash balances. The errors arising from the deficiencies identified at our China business are not material to the consolidated financial statements reported in any interim or annual period, and therefore did not result in a revision to previously filed financial statements. However, the control deficiencies could have resulted in misstatements of the aforementioned accounts and disclosures that could have resulted in a material misstatement or omission to the annual or interim consolidated financial statements that would not have been prevented or detected in a timely manner. Specifically, it was determined that our China business had control deficiencies related to: circumvention of controls and the related control environment through collusion and override of control processes; inadequate segregation of duties; and inadequate controls regarding the safeguarding of authorization mechanisms for bank accounts. We have determined that these control deficiencies constitute a material weakness. Because of this material weakness, management concluded that we did not maintain effective internal control over financial reporting as of December 31, 2017, based on criteria described in the 2013 Framework.

Conference Call

The Company will host a conference call to discuss results on May 1, 2018 at 8:00 a.m. Eastern Time. The conference call number is (800) 398-9367 (U.S. callers) and (612) 332-0335 (International callers) and the passcode for both is 448556. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 448556. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$729,131	$722,563	$2,591,265	2,688,884
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	368,561	355,820	1,402,765	1,422,058
Selling, general and administrative expenses (excludes depreciation and amortization)	138,568	126,670	508,637	515,202
Corporate expenses (excludes depreciation and amortization)	38,465	31,436	143,678	117,436
Depreciation and amortization	89,111	85,975	325,991	344,124
Impairment charges	2,568	—	4,159	7,274
Other operating income (expense), net	(2,266)	128,203	26,391	354,688

Operating income	89,592	250,865	232,426	637,478
Interest expense	98,419	93,056	381,149	374,892
Interest income on Due from iHeartCommunications	21,594	13,876	68,871	50,309
Loss on Due from iHeartCommunications	(855,648)	—	(855,648)	—
Gain (loss) on investments, net	(253)	(250)	(1,045)	531
Equity in loss of nonconsolidated affiliates	(161)	(315)	(990)	(1,689)
Other income (expense), net	7,204	(23,703)	29,800	(70,682)

Income (loss) before income taxes	(836,091)	147,417	(907,735)	241,055
Income tax benefit (expense)	293,118	(39,077)	280,218	(76,656)

Consolidated net income (loss)	(542,973)	108,340	(627,517)	164,399
Less: Amount attributable to noncontrolling interest	1,326	6,840	12,199	23,002

Net income (loss) attributable to the Company	$(544,299)	$101,500	$(639,716)	$141,397

For the three months ended December 31, 2017, foreign exchange rate movements increased the Company’s revenues by $26.7 million and increased direct operating expenses by $15.2 million and SG&A expenses by $5.7 million. For the year ended December 31, 2017, foreign exchange rate movements increased the Company’s revenues by $8.6 million and increased direct operating expenses by $4.0 million and SG&A expenses by $2.8 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for December 31, 2017 and December 31, 2016:

(In millions)	December 31, 2017	December 31, 2016
Cash and cash equivalents	$144.1	$542.0
Total current assets	974.2	1,341.4
Net property, plant and equipment	1,395.0	1,412.8
Due from iHeartCommunications	212.0	885.7
Total assets	4,670.8	5,718.8
Current liabilities (excluding current portion of long-term debt)	656.9	634.7
Long-term debt (including current portion of long-term debt)	5,266.7	5,117.0
Shareholders’ deficit	(1,841.4)	(930.9)

TABLE 3 - Total Debt

At December 31, 2017 and December 31, 2016, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	December 31, 2017	December 31, 2016
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	375.0	225.0
Other debt	2.4	14.8
Original issue discount	(0.2)	(6.7)
Long-term debt fees	(35.5)	(41.1)

Total debt	5,266.7	5,117.0
Cash	144.1	542.0

Net Debt	$5,122.6	$4,575.0

On August 14, 2017, Clear Channel International B.V. (“CCIBV”), our indirect subsidiary, issued $150.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 (the “New CCIBV Notes”). The New CCIBV Notes were issued as additional notes under the indenture governing CCIBV’s existing 8.75% Senior Notes due 2020 and were issued at a premium, which resulted in $156.0 million in proceeds. The New CCIBV Notes mature on December 15, 2020 and bear interest at a rate of 8.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year.

The current portion of long-term debt was $0.6 million and $7.0 million as of December 31, 2017 and December 31, 2016, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months and years ended December 31, 2017 and 2016. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Operations: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from markets and businesses sold and (iii) corporate expenses, excluding non-cash compensation expenses and the effects of foreign exchange rates.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas markets. The Company sold its businesses in Australia and Turkey in the second and fourth quarters of 2016, respectively. In the first quarter of 2017, the Company sold its Indianapolis market. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from markets and businesses sold, for the consolidated Company and the Company’s segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

Corporate expenses, excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii)

direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment operating income.

Reconciliation of OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment to, Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended December 31, 2017
Americas	$135,090	$408	$135,498	$—	$52,018	$—	$—	$83,480
International	81,191	5,313	86,504	—	36,075	—	—	50,429
Corporate	(35,527)	(501)	(36,028)	2,437	1,018	—	—	(39,483)
Impairment charges	—	—	—	—	—	2,568	—	(2,568)
Other operating expense, net	—	—	—	—	—	—	2,266	(2,266)

Consolidated	$180,754	$5,220	$185,974	$2,437	$89,111	$2,568	$2,266	$89,592

Three Months Ended December 31, 2016
Americas	$140,329	$—	$140,329	$—	$44,771	$—	$—	$95,558
International	99,744	—	99,744	—	39,683	—	—	60,061
Corporate	(29,336)	—	(29,336)	2,100	1,521	—	—	(32,957)
Impairment charges	—	—	—	—	—	—	—	—
Other operating income, net	—	—	—	—	—	—	(128,203)	128,203

Consolidated	$210,737	$—	$210,737	$2,100	$85,975	$—	$(128,203)	$250,865

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating income, net	Operating income (loss)
Year Ended December 31, 2017
Americas	$461,975	$771	$462,746	$—	$189,707	$—	$—	$273,039
International	215,995	1,122	217,117	—	131,224	—	—	85,893
Corporate	(135,519)	1,431	(134,088)	9,590	5,060	—	—	(148,738)
Impairment charges	—	—	—	—	—	4,159	—	(4,159)
Other operating income, net	—	—	—	—	—	—	(26,391)	26,391

Consolidated	$542,451	$3,324	$545,775	$9,590	$325,991	$4,159	$(26,391)	$232,426

Year Ended December 31, 2016
Americas	$482,688	$—	$482,688	$—	$185,654	$—	$—	$297,034
International	268,936	—	268,936	—	152,758	—	—	116,178
Corporate	(107,145)	—	(107,145)	10,291	5,712	—	—	(123,148)
Impairment charges	—	—	—	—	—	7,274	—	(7,274)
Other operating income, net	—	—	—	—	—	—	(354,688)	354,688

Consolidated	$644,479	$—	$644,479	$10,291	$344,124	$7,274	$(354,688)	$637,478

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2017	2016		2017	2016
Consolidated revenue	$729,131	$722,563	0.9%	$2,591,265	2,688,884	(3.6)%
Excluding: Foreign exchange (increase) decrease	(26,666)	—		(8,609)	—

Consolidated revenue excluding effects of foreign exchange	$702,465	$722,563	(2.8)%	$2,582,656	$2,688,884	(4.0)%

Americas revenue	$336,359	$347,355	(3.2)%	$1,256,326	$1,278,413	(1.7)%
Excluding: Foreign exchange increase	(1,012)	—		(3,758)	—

Americas revenue excluding effects of foreign exchange	$335,347	$347,355	(3.5)%	$1,252,568	$1,278,413	(2.0)%

International revenue	$392,772	$375,208	4.7%	$1,334,939	$1,410,471	(5.4)%
Excluding: Foreign exchange (increase) decrease	(25,654)	—		(4,851)	—

International revenue excluding effects of foreign exchange	$367,118	$375,208	(2.2)%	$1,330,088	$1,410,471	(5.7)%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2017	2016		2017	2016
Consolidated direct operating and SG&A expenses	$507,129	$482,490	5.1%	$1,911,402	$1,937,260	(1.3)%
Excluding: Foreign exchange (increase) decrease	(20,945)	—		(6,716)	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$486,184	$482,490	0.8%	$1,904,686	$1,937,260	(1.7)%

Americas direct operating and SG&A expenses	$200,861	$207,026	(3.0)%	$793,580	$795,725	(0.3)%
Excluding: Foreign exchange increase	(604)	—		(2,987)	—

Americas direct operating and SG&A expenses excluding effects of foreign exchange	$200,257	$207,026	(3.3)%	$790,593	$795,725	(0.6)%

International direct operating and SG&A expenses	$306,268	$275,464	11.2%	$1,117,822	$1,141,535	(2.1)%
Excluding: Foreign exchange (increase) decrease	(20,341)	—		(3,729)	—

International direct operating and SG&A expenses excluding effects of foreign exchange	$285,927	$275,464	3.8%	$1,114,093	$1,141,535	(2.4)%

Reconciliation of Corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to Corporate Expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2017	2016		2017	2016
Corporate Expense	$38,465	$31,436	22.4%	$143,678	$117,436	22.3%
Excluding: Non-cash compensation expense	(2,437)	(2,100)		(9,590)	(10,291)

Corporate Expense excluding non-cash compensation expense	$36,028	$29,336	22.8%	$134,088	$107,145	25.1%
Excluding: Foreign exchange decrease	$(501)	$—		$1,431	$—

Corporate Expense excluding non-cash compensation expense and effects of foreign exchange	$35,527	$29,336	21.1%	$135,519	$107,145	26.5%

Reconciliation of Consolidated and Segment Revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and Segment Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2017	2016		2017	2016
Consolidated revenue	$729,131	$722,563	0.9%	$2,591,265	$2,688,884	(3.6)%
Excluding: Revenue from markets and businesses sold	—	(18,241)		(13,680)	(149,395)
Excluding: Foreign exchange decrease	(26,666)	—		(8,609)	—

Consolidated revenue, excluding effects of foreign exchange and revenue from markets and businesses sold	$702,465	$704,322	(0.3)%	$2,568,976	$2,539,489	1.2%

Americas revenue	$336,359	$347,355	(3.2)%	$1,256,326	$1,278,413	(1.7)%
Excluding: Revenue from markets and business sold	—	(7,029)		(13,680)	(31,638)
Excluding: Foreign exchange increase	(1,012)	—		(3,758)	—

Americas revenue, excluding effects of foreign exchange and revenue from markets and business sold	$335,347	$340,326	(1.5)%	$1,238,888	$1,246,775	(0.6)%

International revenue	$392,772	$375,208	4.7%	$1,334,939	$1,410,471	(5.4)%
Excluding: Revenue from businesses sold	—	(11,212)		—	(117,757)
Excluding: Foreign exchange decrease	(25,654)	—		(4,851)	—

International revenue, excluding effects of foreign exchange and revenue from businesses sold	$367,118	$363,996	0.9%	$1,330,088	$1,292,714	2.9%

Reconciliation of Consolidated and Segment Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and Segment Direct operating and SG&A expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2017	2016		2017	2016
Consolidated direct operating and SG&A expenses	$507,129	$482,490	5.1%	$1,911,402	$1,937,260	(1.3)%
Excluding: Operating expenses from markets and businesses sold	—	(13,670)		(13,585)	(122,257)
Excluding: Foreign exchange decrease	(20,945)	—		(6,716)	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from markets and businesses sold	$486,184	$468,820	3.7%	$1,891,101	$1,815,003	4.2%

Americas direct operating and SG&A expenses	$200,861	$207,026	(3.0)%	$793,580	$795,725	(0.3)%
Excluding: Operating expenses from markets and business sold	—	(5,841)		(13,585)	(29,327)
Excluding: Foreign exchange increase	(604)	—		(2,987)	—

Americas direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from markets and business sold	$200,257	$201,185	(0.5)%	$777,008	$766,398	1.4%

International direct operating and SG&A expenses	$306,268	$275,464	11.2%	$1,117,822	$1,141,535	(2.1)%
Excluding: Operating expenses from businesses sold	—	(7,829)		—	(92,930)
Excluding: Foreign exchange decrease	(20,341)	—		(3,729)	—

International direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from businesses sold	$285,927	$267,635	6.8%	$1,114,093	$1,048,605	6.2%

Reconciliation of Consolidated and Segment OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold to, Consolidated and Segment Operating income

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2017	2016		2017	2016
Consolidated operating income	$89,592	$250,865	(64.3)%	$232,426	$637,478	(63.5)%
Excluding: Revenue, direct operating and SG&A expenses from markets and businesses sold	—	(4,571)		(95)	(27,138)
Excluding: Foreign exchange decrease	(5,220)	—		(3,324)	—
Excluding: Non-cash compensation expense	2,437	2,100		9,590	10,291
Excluding: Depreciation and amortization	89,111	85,975		325,991	344,124
Excluding: Impairment charges	2,568	—		4,159	7,274
Excluding: Other operating (income) expense, net	2,266	(128,203)		(26,391)	(354,688)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from markets and businesses sold	$180,754	$206,166	(12.3)%	$542,356	$617,341	(12.1)%

Americas Outdoor operating income	$83,480	$95,558	(12.6)%	$273,039	$297,034	(8.1)%
Excluding: Revenue, direct operating and SG&A expenses from markets and business sold	—	(1,188)		(95)	(2,311)
Excluding: Foreign exchange increase	(408)	—		(771)	—
Excluding: Depreciation and amortization	52,018	44,771		189,707	185,654

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from markets and business sold	$135,090	$139,141	(2.9)%	$461,880	$480,377	(3.9)%

International Outdoor operating income	$50,429	$60,061	(16.0)%	$85,893	$116,178	(26.1)%
Excluding: Revenue, direct operating and SG&A expenses of businesses sold	—	(3,383)		—	(24,827)
Excluding: Foreign exchange decrease	(5,313)	—		(1,122)	—
Excluding: Depreciation and amortization	36,075	39,683		131,224	152,758

International Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from businesses sold	$81,191	$96,361	(15.7)%	$215,995	$244,109	(11.5)%

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with over 570,000 displays in 31 countries across Asia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 43 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes more than 1,100 digital billboards across 28 markets in the U.S. and more than 13,500 digital displays in international markets. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic condition; our ability to service our debt obligations and to fund our operations and capital expenditures; industry conditions, including competition; our dependence on our management team and other key individuals; our ability to obtain key municipal concessions; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; other general economic and political conditions in the United States and in other countries in which we currently do business; changes in labor conditions and management; the impact of future dispositions, acquisitions and other strategic transactions; legislative or regulatory requirements; regulations and consumer concerns regarding privacy and data protection; restrictions on outdoor advertising of certain products; capital expenditure requirements; fluctuations in exchange rates and currency values; risks of doing business in foreign countries; the effectiveness of our internal controls over financial reporting; our relationship with iHeartCommunications, including its ability to elect all of the members of our board of directors and its ability as our controlling stockholder to determine the outcome of matters submitted to our stockholders and certain additional matters governed by intercompany agreements between us; the risks and uncertainties associated with the iHeart Chapter 11 Cases on us and iHeartCommunications, our primary direct or indirect external source of capital, which is operating as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court; the obligations and restrictions imposed on us by our agreements with iHeartCommunucations; the risk that we may be unable to replace the services iHeartCommunications provides us in a timely manner or on comparable terms; the risk that the iHeart Chapter 11 Cases may result in unfavorable tax consequences for us and impair our ability to utilize our federal income tax net operating loss carryforwards in future years; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; and the effect of credit ratings downgrades. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.